Exhibit 4.1

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 16, 2006, among Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), as issuer, the Subsidiary Guarantors listed on the signature pages hereto (the "Guarantors"), as guarantors, and U.S. Bank National Association (the "Trustee"), as trustee.

                              W I T N E S S E T H:

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into an Indenture, dated as of February 5, 2004 (the "Original Indenture"), relating to the Company's outstanding 9 1/4% Senior Subordinated Notes due 2014 (the "Securities");

         WHEREAS, the Company has solicited consents from Holders of the Securities to, among other things, certain amendments (the "Amendments") to the Original Indenture which are set forth in this Supplemental Indenture;

         WHEREAS, the Company has received consents to the Amendments from Holders of a majority in aggregate principal amount of the outstanding Securities; and

         WHEREAS, pursuant to the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of Holders of the Securities as follows:

                                    ARTICLE I
                                   AMENDMENTS

                  A. Section 1.01 of the Indenture will be amended by adding the following defined terms:

                  "Excess Cash Flow" means, for the Company and its Restricted Subsidiaries, for any period, the excess of EBITDA for such period over the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) all federal, state, foreign and other income taxes accrued or paid in cash (without duplication) by the Company and its Restricted Subsidiaries during such period, (iii) capital expenditures made in cash during such period, (iv) the amount by which the net difference between (x) current assets, other than cash and cash equivalents, and (y) current liabilities, other than the current amount of Indebtedness outstanding under the Credit Agreement, in each case of the Company and its Restricted Subsidiaries as of the last day of such period, differs from the comparable amount calculated as of the day immediately preceding the first day of such period (or, with respect to the difference determined as of December 31, 2006, to the comparable amount as of June 30, 2006), (v) cash payments attributable to investments in, or acquisitions of, a Related Businesses or the purchase of any part of the assets thereof, (vi) the aggregate amount of all scheduled, mandatory and voluntary prepayments, repayments,

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         redemptions or purchases of Indebtedness of the Company or any
         Restricted Subsidiary made during such Excess Cash Flow Period that result in the permanent reduction of such Indebtedness or related facility (other than prepayments, repayments, redemptions or purchases made with the proceeds of Indebtedness Incurred to Refinance the Indebtedness prepaid, repaid, redeemed or purchased during such Excess Cash Flow Period), and (vii) the aggregate amount of contributions by the Company to any underfunded tax-qualified pension plan and other post-retirement benefits of the Company during such Excess Cash flow Period; provided, however, that the amount permitted to be deducted pursuant to this clause (vii) shall be limited to the amount of contributions deductible for Federal income tax purposes and only to the extent the plan and other post-retirement benefits are underfunded. Within 105 days of the end of the applicable Excess Cash Flow Period, the Company shall circulate to the Holders a reasonably detailed calculation of the Excess Cash Flow for the applicable Excess Cash Flow Period and a statement of the Company's intended application thereof.

                  "Excess Cash Flow Amount" means, for any Excess Cash Flow Period, an amount equal to 75% of the Excess Cash Flow for such Excess Cash Flow Period.

                  "Excess Cash Flow Period" means (i) initially, the period from July 1, 2006 to December 31, 2006 and (ii) thereafter, the twelve-month period ending on the last day of each succeeding calendar year.

                  "GECC Credit Facility" means that certain Second Amended and Restated Credit Agreement, dated November 22, 2004, among Thermadyne Industries, Inc. and the other borrowers party thereto, General Electric Capital Corporation, as amended through the Fourteenth Amendment thereto and in effect on May 9, 2006.

                  B. Section 4.02 of the Original Indenture shall be amended to insert the following paragraph at the end thereof:

                  "Notwithstanding the foregoing, any report, document or information referred to in this Section 4.02 that the Company would have been required (but for this sentence) to file with the SEC or furnished to the Trustee, the Holders or any other Person at any time before June 15, 2006 shall not be required to be so filed or furnished prior to June 15, 2006."

                  C. A new Section 4.14 will be added to the Indenture as follows:

                  "SECTION 4.14 Excess Cash Flow Payment. (a) If the Company has in excess of $2.0 million of Excess Cash Flow for any Excess Cash Flow Period, within 105 days after the end of such Excess Cash Flow Period, the Company shall apply an amount equal to the Excess Cash Flow Amount to either:

                           (1) permanently prepay, repay, redeem or purchase
                  Senior Indebtedness of the Company; or

                           (2) subject to the limitations set forth in Section
                  6.3(b) of the GECC Credit Facility or the limitations contained in any other Senior Indebtedness so long as such limitations are no more restrictive than Section 6.3(b) of the GECC Credit Facility, make an offer to the Holders of the


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
                  Securities to purchase Securities pursuant to an Excess Cash Flow Offer (as defined below).

         Each Offer to purchase Securities pursuant to this Section 4.14 (each, an "Excess Cash Flow Offer") shall be made to each Holder of Securities outstanding at the time of such offer, shall offer to purchase Securities at a purchase price of 101% of their principal amount and shall remain open for a period of not less than 30 days (or any longer period as is required by law).

                  (b) If the Company is required to make an Excess Cash Flow Offer pursuant to this Section 4.14, no later than 105 days after the end of the applicable Excess Cash Flow Period, the Company will mail a notice of such Excess Cash Flow Offer to each Holder stating:

                           (1) that the Company is offering to purchase
                  Securities in an amount equal to the Excess Cash Flow Offer Amount (determined after giving effect to any prepayments, repayments, redemptions or purchases of Senior Indebtedness of the Company made pursuant to paragraph (a)(1) of this Section 4.14) at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest on the relevant interest payment date);

                           (2) the purchase date (which shall be no earlier than
                  30 days nor later than 60 days from the date such notice is mailed); and

                           (3) the instructions, as determined by the Company,
                  consistent with this Section 4.14, that a Holder must follow in order to tender its Securities.

                  (c) If the aggregate purchase price of the Securities tendered in connection with any Excess Cash Flow Offer exceeds the Excess Cash Flow Amount allotted to their purchase, the Company will select the Securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof. If the aggregate purchase price of the Securities tendered in connection with any Excess Cash Flow Offer is less than the Excess Cash Flow Amount allotted to their purchase, the Company shall be permitted to use the portion of the Excess Cash Flow Amount that is not applied to the purchase of Securities in connection with such Excess Cash Flow Offer for general corporate purposes. Upon completion of an Excess Cash Flow Offer, the Excess Cash Flow Amount with respect thereto will be deemed to be reduced by the aggregate amount of such Excess Cash Flow Offer.

                  (d) Holders electing to have Securities purchased pursuant to an Excess Cash Flow Offer shall be required to surrender the Securities, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Securities purchased.


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
                  (e) On the purchase date with respect to any Excess Cash Flow Offer, all Securities purchased by the Company pursuant to such Excess Cash Flow Offer shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (f) The Company will comply, to the extent applicable, with
         Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of its compliance with such securities laws or regulations."

                  D. Section 6.01(4) of the Indenture will be amended to read in its entirety as follows:

         "(4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.14 (other than a failure to purchase
Securities when required under Section 4.06, 4.10 or 4.14) and such failure continues for 30 days after the notice specified below;"

                                   ARTICLE II
                                  MISCELLANEOUS

         A. Definitions. The Original Indenture together with this Supplemental Indenture are sometimes collectively referred to in this document as the "Indenture." For the avoidance of doubt, references to any "Section" of the "Indenture" refer to such Section of the Original Indenture as supplemented and amended by this Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture and this Supplemental Indenture, the definition in this Supplemental Indenture shall apply to the Indenture and the Securities.

         B. Effect of Supplemental Indenture; Effectiveness and Operation. This Supplemental Indenture shall be effective upon execution hereof by the Company, the Subsidiary Guarantors and the Trustee. From and after such execution, the Amendments set forth herein shall be deemed to have modified the applicable articles or sections, or portions thereof, or clauses, of the Original Indenture. In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Supplemental Indenture. In the event that there is a conflict or inconsistency between the Original Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

         C. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended (the "TIA"), the required provision shall control. If any provision of this Supplemental Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Supplemental Indenture as so modified. If any provision of this Supplemental Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Supplemental Indenture.


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
         D. Trustee. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

         E. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

         F. Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         G. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                            [signature page follows]













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
         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                           COMPANY:

                           THERMADYNE HOLDINGS CORPORATION

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           TRUSTEE:

                           U.S. BANK NATIONAL ASSOCIATION, as Trustee

                           By: /s/ Raymond S. Haverstock
                               ------------------------------------------------
                           Name: Raymond S. Haverstock
                           Title: Vice President


                           SUBSIDIARY GUARANTORS:

                           C&G SYSTEMS, INC.

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           C&G SYSTEMS HOLDING, INC.

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           MECO HOLDING COMPANY

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           PROTIP CORPORATION

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel



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
                           STOODY COMPANY

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           THERMADYNE INDUSTRIES, INC.

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           THERMADYNE INTERNATIONAL CORP.

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           THERMAL ARC, INC.

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           THERMAL DYNAMICS CORPORATION

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel


                           TWECO PRODUCTS, INC.

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel



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
                           VICTOR EQUIPMENT COMPANY

                           By: /s/ Patricia S. Williams
                               ------------------------------------------------
                           Name: Patricia S. Williams
                           Title: Vice President, Secretary & General Counsel
























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